UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2024
NORDSON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio	000-07977	34-0590250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

28601 Clemens Road Westlake, Ohio 44145 (Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: 440-892-1580
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Shares, without par value	NDSN	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 16, 2024, the Board of Directors (the “Board”) of Nordson Corporation (the “Company”) appointed Christopher L. Mapes as a Director to the class of directors whose term is scheduled to expire at the Company’s 2026 Annual Meeting of Shareholders and as a member of the Audit Committee. As a matter of good governance, Mr. Mapes will stand for election at the upcoming 2024 Annual Meeting of Shareholders.
Mr. Mapes retired as president and chief executive officer of Lincoln Electric Holdings, Inc. (Nasdaq: LECO) (a global manufacturer of welding and automation solutions) in December 2023, a position he held since December 2012 after serving as chief operating officer in 2011. Prior to that, he served as executive vice president and a divisional president of A.O. Smith Corporation (NYSE: AOS) (residential and commercial water heater and boiler manufacturing) until its divestiture in 2011. He continues to serve as Executive Chairman of Lincoln Electric, a position he has held since 2013. Mr. Mapes' experience spans more than 35 years of industrial manufacturing experience in large, global, publicly-traded companies. Beyond his keen understanding of the manufacturing industry, Mr. Mapes has significant experience developing and implementing strategic operating plans, merger and acquisitions, global operations and international compliance. In addition to serving on the boards of Lincoln Electric Holdings, Inc. and the Company, Mr. Mapes serves as a director for The Timken Company (NYSE: TKR) and AO Smith Corporation (NYSE: AOS).
The Board has determined that Mr. Mapes is independent under the listing standards of the Nasdaq Stock Market. There are no arrangements or understandings between Mr. Mapes and any other persons pursuant to which Mr. Mapes was selected as a Director, and there are no transactions in which Mr. Mapes has an interest requiring disclosure under Item 404(a) of Regulation S-K.
As a non-employee Director, Mr. Mapes will receive annual compensation of $165,000 in equity retainer and $90,000 in cash retainer, each prorated for fiscal year 2024, in the same manner as the Company’s other non-employee Directors. On or about February 1, 2024, Mr. Mapes will receive prorated restricted share units representing the equity portion of his annual director compensation under the Company’s 2021 Stock Incentive and Award Plan.
The Company has entered into its standard Director indemnification agreement with Mr. Mapes, which supplements the indemnification coverage afforded by the Company’s 2023 Amended Regulations and under Ohio law.
Item 8.01    Other Events.
On January 16, 2024, the Company issued a press release announcing Mr. Mapes appointment. A copy of the press release is attached as Exhibit 99.1 to this report.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release of Nordson Corporation dated January 16, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSON CORPORATION

Date:	January 16, 2024	By:	/s/ Jennifer L. McDonough
Jennifer L. McDonough
Executive Vice President, General Counsel & Secretary